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EXHIBIT 5.1

[Opinion of Lawrence Kallaur]



July 22, 2005

New Visual Corporation
305 NE 102nd Avenue, Suite 105
Portland, Oregon 97220

Ladies and Gentlemen:

We have acted as special counsel to New Visual Corporation, a Utah corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 192,714,520 shares of the Company's Common Stock, par value $.001 (the "Common Stock"), for offer and sale by certain stockholders of the Company (the "Selling Stockholders"). The registered shares consist of:

(i) 123,589,488 shares, representing (a) 150% of up to 68,093,385 shares issuable upon conversion of $3,500,000 aggregate principal amount of the Company's three year 7% Senior Secured Convertible Debentures 05-01 (the "Series 05-01 Debentures") at the price at which the Series 05-01 Convertible Debentures would be convertible as of July 19, 2005 plus up to 14,299,607 shares issuable in payment of interest accrued on the Series 05-01 Debentures through the maturity date thereof ("Series 05-01 Debenture Shares"), (b) up to 33,936,650 shares of Common Stock ("Series 05-01 Warrant Shares") issuable upon exercise of warrants (the "Series 05-01 Warrants") issued in connection with the Series 05-01 Debentures to the holders thereof; (c) up to 15,752,619 shares of Common Stock ("Series 05-01 Adjustment Shares") that the Company may be required to issue to holders of the Series 05-01 Debentures in payment of liquidated damages pursuant to the Registration Rights Agreement dated as of May 26, 2005 (the "Series 05-01 Registration Rights Agreement") between the Company and the holders of the Series 05-01 Debentures or pursuant to the anti-dilution provisions of the Series 05-01 Debentures or the Series 05-01 Warrants;

(ii) 6,253,333 shares representing up to (a) 2,333,333 shares of Common Stock issuable upon conversion of $350,000 in aggregate principal amount of the Registrant's 7% Convertible Debentures Series 03-2 (the "Series 03-2 Debentures") at a per share conversion price of $0.15 plus up to 490,000 shares of Common Stock issuable in payment of interest accrued on the Series 03-2 Debentures through the maturity thereof on the third anniversary of issuance (the "Series 03-2 Debenture Shares"); (b) up to 2,333,333 shares of Common Stock ("Series 03-2 Warrant Shares") issuable upon exercise of warrants (the "Series 03-2 Warrants") issued in connection with the Series 03-2 Debentures to the holders thereof; (c) 1,143,333 shares of Common Stock ("Series 03-2 Adjustment Shares") representing additional shares issuable to the holders of the Series 03-2 Debentures as liquidated damages pursuant to the Registration Rights Agreement dated as of December 31, 2003 (the "Series 03-2 Registration Rights Agreement") between the Company and the holders of the Series 03-2 Debentures or pursuant to the anti-dilution provisions of the Series 03-2 Debentures or the Series 03-2 Warrants;

(iii) 6,455,052 shares (the "Compensation Warrant Shares") representing up to
(a) 5,656,108 shares of Common Stock issuable upon exercise of warrants (the "Finder's Warrants") issued to a finder in connection with the issuance of the Series 05-01 Debentures; (b) 565,611 shares of Common Stock representing additional shares issuable to the finder pursuant to the anti-dilution provisions of the Series 05-01 Finder's Warrants; and (c) 233,333 shares of Common Stock issuable on exercise of warrants (the "Agent Warrants") issued to a placement agent in connection with the issuance of the Series 03-2 Debentures; and

(iv) 6,680,710 shares of Common Stock held by Selling Stockholders who do not hold Series 05-01 Debentures or Series 03-2 Debentures ("Other Selling Stockholder Shares").

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This opinion is being furnished to you in accordance with the requirements of
Item 601(b)(5) of Regulation S-B under the Securities Act, in connection with the filing of the Registration Statement on Form SB-2 (No. 333-126488) as filed with the Securities and Exchange Commission (the "Commission") on July 8, 2005 and Amendment No. 1 thereto as filed with the Commission on July 22, 2005 (such Registration Statement, as so amended, hereinafter referred to as the "Registration Statement"), and for no other purpose.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in the Registration Statement is a combined prospectus which includes (x) the 159,631,783 shares of Common Stock covered by the Registration Statement and
(ii) 18,166,668 shares of Common Stock being carried forward from the Company's Registration Statement on Form SB-2 (Registration No. 333-112643) (the "Prior Registration Statement"), consisting of (i) 15,800,001 shares representing (a) up to 6,666,667 shares issuable upon conversion of $1,000,000 aggregate principal amount of Series 03-2 Debentures at an initial conversion price of $0.15 per share plus up to 1,400,000 shares issuable upon conversion of the Series 03-2 Debentures on account of interest accrued thereon through the maturity date thereof (the "Prior Series 03-2 Debenture Shares") and (b) up to 1,066,667 shares ("Prior Series 03-2 Warrant Shares") issuable upon exercise of Series 03-2 Warrants issued in connection with the Series 03-2 Debentures to the holders thereof; (ii) 1,000,000 shares (the "Prior Other Selling Stockholder Shares") held by certain Selling Stockholders who do not hold Series 03-2 Debentures; and (iii) 1,366,667 shares (the "Other Warrant Shares") issuable upon the exercise of certain warrants and options other than the Series 03-2 Warrants (collectively the "Prior Other Warrants"). The Registration Statement also constitutes Post-Effective Amendment No. 1 to the Prior Registration Statement.

The Series 05-01 Debentures and the Series 03-2 Debentures are collectively referred to herein as the "Debentures" and Series 05-01 Debenture Shares, the Series 03-2 Debenture Shares and the Prior Series 03-2 Debenture Shares are referred to herein collectively as the "Debenture Shares". The Series 05-01 Warrants, the Series 03-2 Warrants, the Finders' Warrants, the Agents Warrants and the Prior Other Warrants are referred to herein collectively as the "Warrants" and the Series 05-01 Warrant Shares, the Series 03-2 Warrant Shares, the Prior Series 03-2 Warrant Shares, the Compensation Warrant Shares and the Other Warrant Shares are referred to herein collectively as the "Warrant Shares". The Series 05-01 Adjustment Shares and the Series 03-2 Adjustment Shares are referred to herein collectively as the "Adjustment Shares". The Other Selling Stockholder Shares and the Prior Other Selling Stockholders Shares are referred to herein collectively as the "Other Shares". The Series 05-01 Registration Rights Agreement and the Series 03-2 Registration Rights Agreement are referred to herein collectively as the "Registration Rights Agreements".

As special counsel to the Company, we have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's certificate of incorporation and all amendments thereto, its by-laws as presently in effect, and minutes and other instruments evidencing actions taken by its directors relating to the Company, the sale and issuance of the Convertible Preferred Stock and the Warrants, and the proposed offering. We have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion may relate to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

Our opinion herein is based solely upon the Utah Revised Business Corporation Act, applicable provisions of the Constitution of the State of Utah and reported judicial interpretations interpreting these laws.

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Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that:

1. The Debenture Shares, Warrant Shares and Adjustment Shares are duly authorized and, when issued and delivered upon conversion of the Debentures or in payment of interest accrued thereon, upon exercise of the Warrants or pursuant to the Registration Rights Agreements, in each case in accordance with their respective terms, will be legally issued, fully paid and non-assessable.

2. The Other Shares are duly authorized, legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States, which relate to the offering which is the subject of this opinion, and to appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.


Very truly yours,

/s/ Lawrence Kallaur
    Lawrence Kallaur